UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2015 (September 30, 2015)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2015, Ms. Kim B. Clarke announced that effective March 31, 2016 (the “Separation Date”), she will resign from her position as Senior Vice President, Administration and Chief People Officer of Key Energy Services, Inc. (the “Company”) for “good reason”, as defined in her previously disclosed employment agreement dated effective as of December 31, 2007, and amended March 29, 2010 (the “Employment Agreement”). In association with the Company’s recent organizational changes, some of Ms. Clarke’s responsibilities changed which triggered her termination for “good reason” under her Employment Agreement.

In connection with her resignation, Ms. Clarke and the Company entered into a Transition Agreement dated September 30, 2015 (the “Transition Agreement”) which supplements the Employment Agreement. Pursuant to the Transition Agreement, Ms. Clarke’s employment will continue through March 31, 2016, unless extended by mutual agreement (the “Transition Period”) in which case Ms. Clarke shall continue to receive her base pay and shall receive an additional $30,000 for each month that the Transition Period is extended past March 31, 2016. In accordance with the Transition Agreement, Ms. Clarke agrees to a release of claims, mutual non-disparagement and cooperation with proceedings related to matters occurring during the period of her employment with the Company in consideration for the following: (i) continued base salary pay during the Transition Period; (ii) a one-time cash retention payment of $175,000, payable on March 31, 2016; (iii) the immediate vesting of all Ms. Clarke’s unvested equity on March 31, 2016 consistent with the terms of her outstanding equity award agreements; and (iv) receipt of the severance compensation consistent with a resignation for “good reason” as set forth in the Employment Agreement on the Separation Date. Prior to the Separation Date, in the event there is a “change in control” as defined in the Employment Agreement, Ms. Clarke shall be entitled to receive the enhanced severance amount set forth in paragraph 5(d)(iii) of the Employment Agreement.

The foregoing is only a summary of certain items of the Transition Agreement, and is qualified in its entirety by the text of the full Transition Agreement, which will be filed with the Company’s next quarterly report on Form 10-Q for the quarter ending September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Key Energy Services, Inc.

Date: October 2, 2015	By:	/s/ Richard J. Alario
Richard J. Alario
Chief Executive Officer